UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2009

RUBICON FINANCIAL INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Newport Place, Suite 600 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

19200 Von Karman Avenue, Suite 350 Irvine, California 92612
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Agreements

On February 5, 2009, in accordance with the engagement of Todd Vande Hei, a current director of the Registrant, to provide Interim Non-Employee COO services for the Registrant, as described in Item 5.02(c) below, the Registrant entered into an interim COO agreement with Bootstrap Real Estate Investments, LLC, whereby Mr. Vande Hei as the Managing Member of Bootstrap, agreed to perform the duties and responsibilities of Chief Operating Officer for the Registrant for a period of 3 months. Upon completion of minimum financing by the Registrant of $1,000,000, the Registrant has agreed to appoint Mr. Vande Hei as a fulltime employee as the Registrant’s COO. If the financing is not achieved then the term of the agreement is to last 3 months from the date of execution. The Registrant agreed to issue Bootstrap 120,000 shares of restricted common stock for all services rendered by Mr. Vande Hei under the Agreement. In addition, Mr. Vande Hei will be eligible for certain to be determined bonuses during the term of the Agreement.

A copy of Bootstrap’s engagement agreement is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

On February 5, 2009, the Registrant agreed to issue Bootstrap Real Estate Investments, LLC, a company controlled by Todd Vande Hei, a director, executive officer and current shareholder of the Registrant, 120,000 shares of restricted common stock for services valued at $30,000, or $0.25 per share. The Registrant believed that the issuance of the shares will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). Boorstrap, through Mr. Vande Hei was afforded an opportunity for effective access to the Registrant’s files and records that contained the relevant information needed to make its investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that Bootstrap, immediately prior to agreeing to issue the shares, had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of its investment. Mr. Vande Hei had the opportunity to speak with the Registrant’s CEO on several occasions prior to the investment decision.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Directors

On February 1, 2009, Terence Davis, Bradley Bunch and James Udel resigned as members of the Registrant’s board of directors. Messrs. Davis’, Bunch’s and Udel’s resignations were effective immediately. The Registrant is not aware of any disagreement Messrs. Davis, Bunch or Udel may have with it on any matter relating to the Registrant’s operations, policies or practices.

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(c) Appointment of Officer

On February 5, 2009, the Registrant appointed Todd Vande Hei, a current director of the Registrant, to serve as its interim Chief Operating Officer.

In conjunction with Mr. Vande Hei’s appointment, the Registrant entered into an agreement with Bootstrap Real Estate Investments, LLC discussed in Item 1.01 above.

Todd Vande Hei has been a Director of the Registrant since July 2007 and serves on the Audit Committee and the Governance, Compensation and Nominating Committee.  He is currently a manager and member of several Real Estate related LLC’s, including Bootstrap Real Estate Investments, LLC, and Real Estate holding, new construction, and property management. From 1998 through 2005 he held the following positions at Fabrica International (Santa Ana, CA), a Carpet and Rug Manufacturer, Distributor, Importer/Exporter, and a wholly-owned subsidiary of The Dixie Group (Chattanooga, TN), including Officer and Vice President of The Dixie Group: President, Vice President of Sales, and Regional Manager. From 1995 to 1998 he was the owner-operator of a Manufacturers’ Agency in the Flooring Industry and a Regional Vice President of Shaw Industries, a division of Berkshire Hathaway. From 1992 to 1995 he held the position of Group President for College Craft Enterprises, managing the Chicago Metropolitan Area’s Operations, Sales and Marketing. From 1990 to 1992 Mr. Vande Hei worked in Sales for Fabrica International. He is a graduate of the Leadership for Extraordinary Performance Program at the University of Virginia’s Darden School of Business and was a trainer at The Dixie Group’s Leadership Legacy Program. In 1990 he graduated from St. John’s University with a B.A. in Management.

Item 9.01 Exhibits

(c) EXHIBITS

Exhibit Number	Description
10.1	Interim COO agreement with Bootstrap Real Estate Investments, LLC dated February 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.
      Joseph Mangiapane, Jr., Chief Executive Officer

Date: March 2, 2009

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